Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-163411 of our report dated May 3, 2010 relating to the consolidated balance sheet dated December 31, 2009 of Wells Real Estate Investment Trust III, Inc. (a development stage company) appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP
Atlanta, Georgia

May 3, 2010